Exhibit 3.4(b)

BYLAWS OF CARSON PIRIE SCOTT II, INC., a Florida Corporation (hereinafter “Corporation”) ARTICLE I OFFICES AND AGENT Section 1.1. Registered Office and Agent. The Corporation shall maintain a registered agent in the State of Florida and shall have a registered office whose business office is identical to the registered office. Section 1.2. Other Offices. In addition to its registered office, the Corporation also may have office(s) at any other place or places, within or without the State of Florida, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable. ARTICLE II SHAREHOLDER MEETINGS Section 2.1. Annual Meetings. The annual meeting of the shareholders will be held at the time and place designated by the Board of Directors in the notice of the annual meeting, which shall be delivered no fewer than ten (10) or more than sixty (60) days before the date of the annual meeting specified in the notice thereof. If no location is designated by the Board of Directors in the notice, then the meeting will be held at the principal office of the Corporation. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business. Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose other than the election of Directors and may be held within or without the State of Florida at the time and place stated in the notice of the special meeting or in a duly executed waiver of notice. The business conducted at special meetings shall be limited to the purpose(s) stated in the notice. Special meetings of the shareholders, unless otherwise provided by statute or by the Articles of Incorporation, may be called by the Board of Directors, or the holders of not less 10% of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. Section 2.3. Notice of Meetings. Written or printed notice of any meeting of the shareholders must be delivered either personally or by mail to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall state the place, date and time of the meeting. Notice of a special meeting must also indicate the purpose or purposes for which the meeting is called. If business other than the election of the Board of Directors will be conducted at an annual meeting, the notice shall indicate the business to be conducted. Section 2.4. Waiver of Notice. Shareholders may waive notice of a meeting in writing or by attending the meeting either in person or by proxy. Section 2.5. Shareholders Entitled to Notice of or Vote. For the purpose of determining which shareholders are entitled to notice of a meeting or to vote at a meeting, the Board of Directors may order that the stock transfer ledger be closed for at least ten (10) days, and not more than sixty (60) days, immediately preceding such meeting. The list of shareholders as of the date the corporate stock transfer ledger is closed will be those shareholders who are entitled to notice or to vote at a meeting. Section 2.6. Close of Transfer Ledger. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer ledger shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, that date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted (as the case may be) shall be the record date for determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Section 2.7 Quorum. The holders of a majority of the outstanding shares stock entitled to vote, whether represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present, business may be conducted at the meeting even if shareholders leave prior to the conclusion of the meeting. Adjournment of any meeting of the shareholders shall be by majority vote of the shares present and entitled to vote. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting without notice other than announcement of the new time and place for there-adjournment of the meeting. Any business that may have been transacted at the originally noticed meeting may be conducted at a re-adjourned meeting where quorum is present or represented by proxy. Section 2.8 Shareholder Voting. Each outstanding share of stock entitled to vote as shown on the corporate stock transfer ledger will have one vote. If a quorum is present, the affirmative vote of a majority of the shares present or represented by proxy at the meeting shall be the act of the shareholders, unless the vote of a greater number of shares is otherwise required by law or the Articles of Incorporation. Section 2.9. Proxies. At all meetings of the shareholders, a shareholder may exercise his or her right to vote by a proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy may be valid for longer than II months, unless the proxy states otherwise. Proxies are revocable prior to the meeting for which they are intended. Attendance at a shareholders’ meeting by a shareholder who executes a proxy also revokes the proxy. Section 2.10. Shareholder Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting if a written consent is signed by the shareholders of outstanding stock having no less than the minimum number of votes necessary to take such action at a meeting. The action must be evidenced by one or more written consents describing the action taken, dated and signed by each approving shareholder, and delivered to the Corporation at its principal office. No written consent is effective unless within 60 days of the date of the earliest dated consent the proper number of consents are delivered to the Corporation. Within I 0 days after authorization by written consent, notice must be given to the shareholders who have not consented in writing or who are not entitled to vote on the action. Section 2.11. Inspection of Books and Records. Any shareholder holding at least 5% of all the outstanding shares of the Corporation shall have the right to inspect the books and records of the Corporation in accordance with the laws of the State of Florida. Section 2.I2.  List of Shareholders. After fixing the record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder, for a period of 10 days prior to the meeting and continuing through the meeting, at the Corporation’s principal office. The list also shall be made available by the Corporation at the meeting of the shareholders and any shareholder (or his or her agent or attorney) is entitled to inspect the list at any time during the meeting or any adjournment. ARTICLE III THE BOARD OF DIRECTORS Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than two (2) and not more than seven (7) Directors. Directors need not be residents of the State of Florida nor shareholders of the Corporation unless provided otherwise by the A1iicles of Incorporation. The Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified. The initial Board of Directors shall hold office until the first annual meeting of the shareholders. The Board of Directors shall have all of the powers available under state law and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by state law, the Articles of Incorporation, or by these Bylaws. Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose. Section 3.3 Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified. Section 3.4.   Books and Records. The Directors may keep the books of the Corporation outside of the State of Florida, except those records required by law to be kept within the state, at such place or places as they may from time to time determine. Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise. Section 3.6. Committees of the Board of Directors. The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the laws of the State of Florida, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article III as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors. ARTICLE IV MEETINGS OF THE BOARD OF DIRECTORS Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the State of Florida at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting. Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Notice of any resolution of the Board fixing or changing the time or place of a regular meeting of the Board of Directors shall be mailed to each Director at least 3 business days prior to the first meeting held pursuant to such resolution. The Board may transact any business that comes before it at any regular meeting of the Board.

Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or by the written request of any two (2) Directors in office at that time. The Secretary shall give notice of each special meeting of the Board of Directors, which shall specify the time and place of the meeting, at least two (2) days prior to the meeting by personal delivery, facsimile, telegram, or overnight mail. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting and its objectives. Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors. Section 4.5. Quorum. Unless a greater number is required by these Bylaws or the Articles of Incorporation, a quorum of the Board of Directors consists of a majority of the fixed number of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. Section 4.6. Voting. Each Director will have one vote. The affirmative vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law. Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any action that may be taken at a meeting of a committee of the Board of Directors) may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each Director (or each Director serving on the committee), and delivered to the Corporation for inclusion in the minutes or filing in the corporate records. Section 4.8. Participation by Telephone Conference. Any or all Directors may participate in a meeting of the Board of Directors (or of a committee of the Board of Directors) through the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting. Section4.9.  Adjournments.  Whether or not a quorum is present at a meeting, any meeting of the Directors (including an adjourned meeting) may be adjourned by a majority of the Directors present and to reconvene at a specific time and place. Any business may be transacted at a reconvened meeting that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned. ARTICLE V OFFICERS Section 5.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors, in their discretion, may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer or one or more Assistant Treasurers, and any other officers and agents as it shall deem necessary. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected or appointed at the annual meeting of the Board of Directors to serve a term of 1 year, or such other term as provided by resolution of the Board of Directors. Each officer shall serve the term of office for which he or she is elected or appointed or until his or her successor has been elected and qualified. Any two offices may be held by the same person. Section 5.2. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors. Section 5.3. Removal and Vacancies. Any officer may be removed by the Board of Directors, with or without cause. Appointment of an officer does not create any contract rights for the officer. Any vacancy in an office of the Corporation shall be filled by the Board of Directors. Section 5.4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors. Section 5.5. President.  The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders, and shall have general supervision of and responsibility for the business of the Corporation.  He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, he or she shall be responsible for setting policy and direction under the general guidance of the Board of Directors and shall preside at all meetings of the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation. The President shall perform any other duties as may from time to time be delegated to him or her by the Board of Directors. Section 5.6. Vice President(s). In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors, shall act in lieu of the President. Vice Presidents shall perform the duties and have the powers that the Board of Directors may from time to time assign to them. Section 5.7. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the acts and proceedings of the shareholders and the Board of Directors (including any committees thereof). The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary shall perform any additional duties and have any additional powers the Board of Directors may from time to time assign to him or her. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary may perform the duties and exercise the powers of the Secretary. Section 5.8.   Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer shall in the absence or disability of the Treasurer or at the direction of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Section 5.9.   Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors. ARTICLE VI INDEMNIFICATION Section 6.1.   Indemnification of Directors and Officers.  Each person who is or was a Director or officer of the Corporation, and each person who is or was a Director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, Director, partner, joint venture; or Director of another corporation, partnership, joint venture, bust or other enterprise shall be indemnified by the Corporation, and shall be entitled to advancement of expenses of litigation, to the fullest extent permitted under the Florida Statutes against any expenses (including attorneys’ fees),judgments, fines and amounts paid in settlement which are allowed to be paid, reimbursed or advanced by the Corporation under the Florida Statutes and which are actually and reasonable incurred in connection with any action, suit or proceedings, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been a Director or officer of this Corporation or of such other enterprise. Indemnification shall be made in accordance with the Florida Statutes and subject to the conditions thereof. As a condition to any right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceedings through legal counsel designated by the Corporation and at the expense of the Corporation. Section 6.2.   Insurance. The Corporation may purchase and maintain insurance on behalf of any persons described in Section 6.1 above, whether or not the Corporation would have the power to indemnify such officers and Directors against any liability under the Florida Statutes. If any expenses or other amounts are paid by way of indemnification other than by court order or by an insurance carrier, the Corporation shall provide notice of such payment to the members of the Board of Directors in accordance with these Bylaws. ARTICLE VII STOCK CERTIFICATES Section 7.1 Stock Certificates. Certificates that represent shares of stock in the Corporation will be in the form determined by the Board of Directors. Certificates will be signed by the President and Secretary of the Corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the Secretary of the Corporation in the corporate stock transfer ledger. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge) a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued. If the Corporation is authorized to issue any preferred or special class in series, the stock certificates will state the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Section 7.2. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates.  Shares already represented by certificates shall not be affected until they are surrendered to the corporation. Section 7.3. Within 60 days after the issuance or transfer of shares without certificates, the Corporation shall send shareholders a written statement of the information required on the certificates by Fla. Stat.§ 607.0625 (2), (3), and, if applicable, Fla. Stat.§ 607.0627. Section 7.4. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue. Section 7.5 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed. Section 7.6. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation. Section 7.7. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive • dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Florida law. ARTICLE VIII NOTICE Section 8.1. Form of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be communicated in person, by telephone, telegraph, telecopier, teletype, facsimile, or in writing, by mail or private carrier. Notice given by mail or private carrier shall be addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with prepaid postage, and such notice shall be deemed to be delivered when it is deposited in the United States mail. Notice to Directors may also be given by facsimile communication or by telegram. Section 8.2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving the required notice. ARTICLE IX GENERAL PROVISIONS

Section 9.1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper to meet debts of the Corporation as they become due in the regular course of business, or for any other purpose as the Directors determine is in the interest of the Corporation. Section 9.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Section 9.4   Corporate Seal. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, or in the event the Board of Directors shall not have determined to adopt a corporate seal, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or her or by his or her assistants on all appropriate papers. Section 9.5.   Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein. ARTICLE X AMENDMENTS These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.